SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2003

BROADCOM CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	000-23993	33-0480482

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16215 Alton Parkway, Irvine, California 92618

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 450-8700

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 5. Other Events
SIGNATURE

Item 5. Other Events

On January 23, 2003 Broadcom Corporation announced that Dr. Henry T. Nicholas III resigned from his positions as President and Chief Executive Officer of the company on that date. Dr. Nicholas will serve out his current term as a member and Co-Chairman of the Board of Directors and will provide the company with his continued technical and industry expertise as needed. He will not seek re-election to the Board of Directors at the company’s Annual Meeting of Shareholders in May 2003.

Alan E. “Lanny” Ross, a Broadcom board member since 1995 who has been serving as Chief Operating Officer since last November, has assumed the responsibilities of President and Chief Executive Officer while the company conducts a search for a permanent chief executive officer.

Dr. Henry Samueli will continue in his roles as Co-Chairman of the Board, Chief Technical Officer and Vice President of Research & Development of the company.

This Current Report is not an admission as to the materiality of any information disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADCOM CORPORATION, a California corporation

January 24, 2003	By:	/s/ WILLIAM J. RUEHLE

William J. Ruehle Vice President and Chief Financial Officer (Principal Financial Officer)

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